SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A
(Amendment No. 1)

Date of report (Date of earliest event reported) October 31, 2013

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

Winthrop Realty Trust (the “Trust”) previously filed a Current Report on Form 8-K on November 5, 2013 with regard to the acquisitions of four luxury apartment complexes (the “Acquired Properties”) as described in such Current Report.  The Form 8-K/A amends the Form 8-K we filed on November 5, 2013 to provide certain financial information relating to the Acquired Properties required by Article 3 and Article 11 of Regulation S-X.

The Trust acquired the Acquired Properties on October 31, 2013 from an unaffiliated third party for an aggregate purchase price of $246.0 million.  Each property was acquired by a separate limited partnership, each of which is owned by a venture, 51% of which is held indirectly by WRT Realty L.P., the Trust’s operating partnership, and 49% of which is held indirectly by WRT-TRS Management Corp. (the “TRS”), the Trust’s wholly owned taxable REIT subsidiary.  In connection with the acquisitions, the venture obtained a non-recourse loan from KeyBank National Association in the original principal amount of $150.0 million which is collateralized by a first mortgage on the Acquired Properties.  The first mortgage bears interest at LIBOR plus 2% per annum, requires monthly payments of interest only, has an initial term of three years and provides for two one-year extensions.  Simultaneously with the financing, the venture entered into an interest rate swap agreement which fixes LIBOR at 0.69%.  On November 6, 2013 the TRS received approximately $16.4 million from an unaffiliated third party in exchange for a 16.3% interest in the venture.  The acquisition, related financing and sale of the 16.3% non-controlling interest are collectively referred to as the Transaction.

The Highgrove property was in a lease up phase throughout 2013.  Occupancy at September 30, 2013 was 91.3% compared to occupancy of 22.8% at January 1, 2013.  After reasonable inquiry, the Trust is not aware of any additional material factors relating to the Acquired Properties that would cause the reported revenues and certain operating expenses not to be indicative of future operating results.

Item 9.01    Financial Statements and Exhibits.

(a)           Financial Statements of Real Estate Acquired:

(1)	Unaudited Combined Statement of Revenues and Certain Expenses for the nine months ended September 30, 2013

(2)	Audited Combined Statement of Revenues and Certain Expenses for the year ended December 31, 2012

(b)           Pro Forma Financial Information.

The unaudited pro forma consolidated financial statements provided pursuant to Article 11 of Regulation S-X are based on preliminary purchase accounting and may change when the purchase accounting is finalized.  These pro forma statements set forth (i) the pro forma balance sheet of Winthrop Realty Trust (the “Trust”) as of September 30, 2013, as if the Transaction had occurred on September 30, 2013, (ii) the pro forma consolidated statement of operations for the year ended December 31, 2012, as if the Transaction had occurred on January 1, 2012, and (iii) the pro forma consolidated statement of operations for the nine months ended September 30, 2013, as if the Transaction had occurred on January 1, 2012.  The pro forma financial statements are based upon assumptions contained in the notes thereto and should be read in conjunction with such notes and in conjunction with the historical financial statements and the notes thereto of the Trust included in the Trust’s Form 10-K filed with the Securities and Exchange Commission on March 13, 2013 and the Trust’s quarterly report on Form 10-Q for the quarter ended September 30, 2013 filed on November 8, 2013.

The unaudited pro forma consolidated financial statements may not necessarily reflect the results of operations or financial position of the Trust which would have actually resulted had the acquisitions occurred as of the dates indicated, nor should they be taken as indicative of the future results of operations or the future financial position of the Trust.

(c)           Exhibit

       Exhibit 23.1 Consent of Deloitte & Touche LLP

Independent Auditors’ Report

Independent Auditors’ Report

To the Board of Trustees and Shareholders of Winthrop Realty Trust,

We have audited the accompanying combined statement of revenues and certain expenses of four apartment complexes known as 44 Monroe, Highgrove, Mosaic II and San Pedro Lofts  (the “Acquired Properties”) of Winthrop Realty Trust for the year ended December 31, 2012, and the related notes (the “combined statement”).

Management’s Responsibility for the Combined Statement

Management is responsible for the preparation and fair presentation of the combined statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined statement that is free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on the combined statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Acquired Properties’ preparation and fair presentation of the combined statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquired Properties’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 to the combined statement of the Acquired Properties’  for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the combined statement, which describes that the accompanying combined statement was prepared for the purpose of complying with provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (“the SEC”) (for inclusion in the Current Report on Form 8-K/A of Winthrop Realty Trust) and was not intended to be a complete presentation of the Acquired Properties' revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Chicago, Illinois
January 13, 2014

Acquired Properties
Combined Statements of Revenues and Certain Expenses
(Amounts in thousands)

	Nine months ended	Year ended
	September 30, 2013	December 31, 2012
	(unaudited)
Revenues
Rental Revenue	$13,978	$12,733
Other Revenue	792	872
Total revenue	14,770	13,605

Certain Expenses
Certain operating expenses	3,519	3,678
Maintenance	2,427	3,021
Real estate taxes	2,650	2,745
Total certain expenses	8,596	9,444

Revenue in excess of certain expenses	$6,174	$4,161

See Notes to Combined Statements of Revenues and Certain Expenses.

Acquired Properties
Notes to Combined Statements of Revenues and Certain Expenses
For the Nine Months Ended September 30, 2013 (Unaudited)
And the Year Ended December 31, 2012

1.	Organization

The accompanying combined statements of revenues and certain expenses (the “Statements”) include the operations (see “Basis of Presentation” below) of four class A luxury apartment buildings (the “Acquired Properties”) known as 44 Monroe, Highgrove, Mosaic II and San Pedro Lofts.  44 Monroe, located in Phoenix, Arizona, is a 34-story residential building comprised of 198 units with 1,377 square feet of ground level retail space.  Fourteen of the units were previously sold as condominiums and are not included in the acquisition.  Highgrove, located in Stamford, Connecticut, is an 18-story residential building comprised of 92 condominium quality units.  Mosaic II, located in Houston, Texas, is a 29-story residential building comprised of 396 units and 20,065 square feet of ground level retail space.  San Pedro Lofts located in San Pedro, California is comprised of 89 units in two distinct residential buildings with 3,545 square feet of ground level retail space.  The Acquired Properties were formerly owned and managed by parties not related to Winthrop Realty Trust (the “Trust”).

The Acquired Properties were purchased from the same seller and were under the same ownership and management for the periods presented.  As such, the required financial statements are being presented on a combined basis in accordance with accounting principles generally accepted in the United States (“GAAP”).

2.	Significant Accounting Policies

Basis of Presentation

The accompanying Statements have been prepared on the accrual basis of accounting for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended.  Accordingly, certain expenses, which may not be comparable to the proposed future operations of the Acquired Properties, have been excluded.  Excluded expenses include interest expense, depreciation and amortization expense, property management fees and other expenses unrelated to the future operations of the Acquired Properties.  As such, the Statements are not representative of the actual operations of the Acquired Properties for the periods presented.

Use of Estimates

The preparation of the Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting periods.  Actual results could differ from those estimates.

Revenue Recognition

Rental revenue attributable to residential leases is recorded when due from residents, which approximates recognition on a straight-line basis over the related lease term.  Leases generally have terms of one year and do not include future rent escalations.  Bad debts are charged to revenue when they are deemed uncollectible. Retail leases with tenants are accounted for as operating leases.  Other revenue is attributable to real estate service fees and is recognized when due from residents.  The real estate service fees include utility recovery charges, lease breakage fees, late charges, application fees, pet charges and other amenities.

Acquired Properties
Notes to Combined Statements of Revenues and Certain Expenses
For the Nine Months Ended September 30, 2013 (Unaudited)
And the Year Ended December 31, 2012

Certain Operating and Maintenance Expenses

Expenditures for repairs and maintenance are expensed as incurred.  Advertising costs are expensed as incurred.

Real Estate Taxes

Real estate taxes are expensed over the period for which the taxes relate.

3.	Commitments and Contingencies

The Acquired Properties are subject to legal claims and disputes in the ordinary course of business.  Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Acquired Properties revenue and certain expenses.

4.	Unaudited Interim Combined Statement of Revenue and Certain Expenses

The accompanying interim combined statement of revenue and certain expenses for the nine months ended September 30, 2013 is unaudited.  In the opinion of management, all adjustments considered necessary for a fair statement of the results for the interim period have been included.  All such adjustments are of a normal recurring nature.  The results of operations for the interim period presented are not necessarily indicative of the operating results for the full year.

5.	Subsequent Events

Management has evaluated the events and transactions that have occurred through January 13, 2014, the date which the Statements were available to be issued, and noted no items requiring adjustments to the Statements or additional disclosure.

Winthrop Realty Trust
Pro Forma Consolidated Financial Statements
For the Nine Months Ended September 30, 2013 and for the Year Ended December 31, 2012
(Unaudited)

On October 31, 2013, Winthrop Realty Trust (“the Trust”) acquired from an unaffiliated third party for an aggregate purchase price of $246.0 million four luxury apartment buildings (the “Acquired Properties”) containing an aggregate of 761 unsold residential condominium or apartment units and approximately 25,000 square feet of commercial space.  Each property was acquired by a separate limited partnership, each of which is owned by a venture, 51% of which is held indirectly by WRT Realty L.P., the Trust’s operating partnership, and 49% of which is held indirectly by WRT-TRS Management Corp. (the “TRS”), the Trust’s wholly owned taxable REIT subsidiary.  In connection with the acquisition, the venture obtained a non-recourse loan from KeyBank National Association in the original principal amount of $150.0 million which is collateralized by a first mortgage on the Acquired Properties.  The first mortgage bears interest at LIBOR plus 2% per annum, requires monthly payments of interest only, has an initial term of three years and provides for two one-year extensions.  Simultaneously with the financing, the venture entered into an interest rate swap agreement which fixes LIBOR at 0.69%.  On November 6, 2013 the TRS received approximately $16.4 million from an unaffiliated third party in exchange for a 16.3% interest in the venture.  The acquisition, related financing and sale of the 16.3% non-controlling interest are collectively referred to as the Transaction.

The unaudited pro forma consolidated financial statements (including notes thereto) of the Trust should be read in conjunction with the financial statements included in item 9.01 (a) of the Current Report on Form 8-K/A.

The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2013 reflects the financial position of the Trust as if the Transaction had been completed on September 30, 2013.  The unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 are presented as if the Transaction had occurred on January 1, 2012.

The accompanying pro forma information is based upon the historical consolidated results of operations of the Trust for the year ended December 31, 2012 and the nine months ended September 30, 2013, giving effect to the Transaction described above.  In management’s opinion, all adjustments necessary to reflect the Transaction have been made.  The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and the notes thereto of the Trust included in the Trust’s Form 10-K filed with the Securities and Exchange Commission on March 13, 2013 and the Trust’s quarterly report on Form 10-Q for the quarter ended September 30, 2013 filed on November 8, 2013.

The accompanying Pro Forma Consolidated Balance Sheet does not purport to represent the future financial position of the Trust.  The unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations would have been assuming the transaction had occurred as of the beginning of the period presented, nor does it purport to represent the results of operations for future periods.

Winthrop Realty Trust
Pro Forma Consolidated Balance Sheet
September 30, 2013
(Unaudited)
(Amounts in thousands, except per share data)

	Historical			Winthrop
	Winthrop	Pro Forma		Realty Trust
ASSETS	Realty Trust (A)	Adjustments		Pro Forma
Investments in real estate, at cost
Land	$56,894	$26,805	(B)	$83,699
Buildings and improvements	380,240	216,669	(B)	596,909
	437,134	243,474		680,608
Less: accumulated depreciation	(55,195)	-		(55,195)
Investments in real estate, net (variable interest entities $65,029)	381,939	243,474		625,413
Cash and cash equivalents	165,762	(71,733)	(C)	110,394
		16,365	(D)
Restricted cash held in escrows (variable interest entities $6,637)	19,084	-		19,084
Loans receivable, net	108,163	-		108,163
Secured financing receivable	30,395	-		30,395
Accounts receivable, net of allowances of $478	997	-		997
Accrued rental income	19,205	-		19,205
Securities carried at fair value	7,074	-		7,074
Loan securities carried at fair value	226	-		226
Preferred equity investments	12,703	-		12,703
Equity investments	139,061	-		139,061
Lease intangibles, net (variable interest entities $20,059)	48,774	2,909	(B)	51,683
Deferred financing costs, net	4,546	2,108	(C)	6,654
Other assets	28,135	(25,309)	(C)	2,826
Assets held for sale	2,421	-		2,421
TOTAL ASSETS	$968,485	$167,814		$1,136,299

LIABILITIES
Mortgage loans payable (variable interest entities $65,836)	$308,049	$150,000	(C)	$458,049
Senior notes payable	86,250	-		86,250
Secured financings	29,150	-		29,150
Notes payable (variable interest entites of $864)	1,664	-		1,664
Accounts payable, accrued liabilities and other liabilities	21,522	2,394	(C)	23,916
Related party fees payable	2,693	-		2,693
Dividends payable	8,804	-		8,804
Deferred income	995	-		995
Below market lease intangibles, net (variable interest entities $605)	2,280	383	(B)	2,663
TOTAL LIABILITIES	461,407	152,777		614,184
COMMITMENTS AND CONTINGENCIES
EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Series D Cumulative Redeemable Preferred Shares, $25 per share liquidation preference, 5,060,000 shares authorized and 4,820,000 shares both issued and outstanding at September 30, 2013	120,500	-		120,500
Common Shares of Beneficial Interest, $1 par, unlimited shares authorized; 36,397,949 both issued and outstanding at September 30,	35,798	-		35,798
Additional paid-in capital	646,620	-		646,620
Accumulated distributions in excess of net income	(308,661)	(1,328)	(C)	(309,989)
Accumulated other comprehensive loss	(70)	-		(70)
Total Winthrop Realty Trust Shareholders’ Equity	494,187	(1,328)		492,859
Non-controlling interests	12,891	16,365	(D)	29,256
Total Equity	507,078	15,037		522,115
TOTAL LIABILITIES AND EQUITY	$968,485	$167,814		$1,136,299

See Notes to Pro Forma Consolidated Financial Statements.

Winthrop Realty Trust
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2012
(Unaudited)
(Amounts in thousands, except per share data)

	Historical
	Winthrop				Total Pro		Winthrop
	Realty Trust	Acquired	Pro Forma		Forma		Realty Trust
	(E)	Properties (F)	Adjustments		Adjustments		Pro Forma
Revenue
Rents and reimbursements	$51,375	$13,605	$367	(G)	$13,972		$65,347
Interest, dividends and discount accretion	21,123	-	-		-		21,123
	72,498	13,605	367		13,972		86,470
Expenses
Property operating	15,666	6,699	353	(H)	7,052		22,718
Real estate taxes	4,765	2,745	-		2,745		7,510
Depreciation and amortization	17,666	-	8,712	(I)	8,712		26,378
Interest	17,658	-	4,805	(J)	4,805		22,463
Impairment loss on investment in real estate	2,562	-	-		-		2,562
General and administrative	3,561	-	-		-		3,561
Related party fees	8,953	-	-		-		8,953
Transaction costs	421	-	-	(K)	-		421
State and local taxes	234	-	-		-		234
	71,486	9,444	13,870		23,314		94,800
Other income (loss)

Equity in income of equity investments	14,843	-	-		-		14,843
Realized gain on sale of securities carried at fair value	41	-	-		-		41
Unrealized gain on securities carried at fair value	6,916	-	-		-		6,916
Loss on extinguishment of debt, net	(121)	-	-		-		(121)
Realized gain on loan securities carried at fair value	614	-	-		-		614
Unrealized gain on loan securities carried at fair value	447	-	-		-		447
Interest and other income	699	-	-		-		699
	23,439	-	-		-		23,439

Income (loss) from continuing operations	24,451	4,161	(13,503)		(9,342)		15,109
Discontinued operations
Net loss from discontinued operations	(67)				-		(67)
Consolidated net income (loss)	24,384				(9,342)		15,042
Net loss attributable to non-controlling interest	247				1,523	(L)	1,770
Net income (loss) attributable to Winthrop Realty Trust	24,631				(7,819)		16,812
Preferred dividend of Series D Preferred Shares	(9,285)				-		(9,285)
Net income (loss) attributable to Common Shares	$15,346				$(7,819)		$7,527

Per Common Share data - Basic
Income from continuing operations	$0.46						$0.23
Loss from discontinued operations	-						-
Net income attributable to Common Shares	$0.46						$0.23	(M)
Per Common Share data - Diluted
Income from continuing operations	$0.46						$0.23
Loss from discontinued operations	-						-
Net income attributable to Common Shares	$0.46						$0.23	(M)
Basic Weighted-Average Common Shares	33,062						33,062
Diluted Weighted-Average Common Shares	33,062						33,062

See Notes to Pro Forma Consolidated Financial Statements.

Winthrop Realty Trust
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2013
(Amounts in thousands, unaudited)

	Historical	Acquired			Total Pro		Winthrop
	Winthrop Realty	Properties	Pro Forma		Forma		Realty Trust
	Trust (N)	(O)	Adjustments		Adjustments		Pro Forma
Revenue
Rents and reimbursements	$45,026	$14,770	$(9)	(G)	$14,761		$59,787
Interest, dividends and discount accretion	13,545	-	-		-		13,545
	58,571	14,770	(9)		14,761		73,332
Expenses
Property operating	14,697	5,946	338	(H)	6,284		20,981
Real estate taxes	4,184	2,650	-		2,650		6,834
Depreciation and amortization	14,703	-	4,483	(I)	4,483		19,186
Interest	18,175	-	3,587	(J)	3,587		21,762
General and administrative	3,058	-	-		-		3,058
Related party fees	6,866	-	-		-		6,866
Transaction costs	158	-	-	(K)	-		158
State and local taxes	227	-	-		-		227
	62,068	8,596	8,408		17,004		79,072
Other income (loss)
Equity in income of equity investments	26,249	-	-		-		26,249
Earnings from preferred equity investments	576	-	-		-		576
Realized loss on sale of securities carried at fair value	(133)	-	-		-		(133)
Unrealized loss on securities carried at fair value	(142)	-	-		-		(142)
Unrealized gain on loan securities carried at fair value	215	-	-		-		215
Settlement expense	(150)	-	-		-		(150)
Interest income	286	-	-		-		286
	26,901	-	-		-		26,901

Income (loss) from continuing operations	23,404	6,174	(8,417)		(2,243)		21,161
Discontinued operations
Income from discontinued operations	8,025				-		8,025
Net income (loss)	31,429				(2,243)		29,186
Net loss attributable to non-controlling interest	2,419				366	(L)	2,785
Net income (loss) attributable to Winthrop Realty Trust	33,848				(1,877)		31,971
Preferred dividend of Series D Preferred Shares	(8,360)				-		(8,360)
Amount allocated to Restricted Common Shares	(235)				4		(231)
Net income (loss) attributable to Common Shares	$25,253				$(1,873)		$23,380
Per Common Share data - Basic
Income from continuing operations	$0.52						$0.46
Income from discontinued operations	0.24						0.24
Net income attributable to Common Shares	$0.76						$0.70	(P)
Per Common Share data - Diluted
Income from continuing operations	$0.52						$0.46
Income from discontinued operations	0.24						0.24
Net income attributable to Common Shares	$0.76						$0.70	(P)
Basic Weighted-Average Common Shares	33,047						33,047
Diluted Weighted-Average Common Shares	33,089						33,089

See Notes to Pro Forma Consolidated Financial Statements.

Winthrop Realty Trust
Notes to Pro Forma Consolidated Financial Statements
(Amounts in thousands, except per share data, unaudited)

Pro Forma Consolidated Balance Sheet

(A)	Reflects the historical unaudited consolidated balance sheet for the Trust as of September 30, 2013.

(B)
Reflects the provisional purchase accounting of the Acquired Properties which were acquired on October 31, 2013.  The purchase price of the Acquired Properties is allocated $26,805 to land, $216,669 to buildings and improvements, $2,609 to in-place lease intangibles, $251 to leasing cost lease intangibles, $49 to above market lease intangible assets, and $383 to below market lease intangible liabilities.

(C)
Reflects the funding for the acquisition of the Acquired Properties which closed on October 31, 2013.  Acquisition related costs of $1,328 were expensed as incurred in the fourth quarter of 2013 and are reflected as a pro forma adjustment to accumulated distributions in excess of net income.  As part of the acquisition, the Trust recorded prepaid expenses (included with other assets) of $291 and assumed $2,394 of accounts payable and accrued liabilities.  The Trust funded the acquisition with deposits of $25,600 made prior to September 30, 2013, a new first mortgage loan of $150,000 and cash on hand of $71,733.  Deferred financing costs incurred in connection with obtaining the new first mortgage totaled $2,108.

(D)	Reflects the sale of the 16.3% interest in the venture for $16,365 which closed on November 6, 2013.

Pro Forma Consolidated Statements of Operations

(E)	Reflects the historical audited consolidated statement of operations for the Trust for the year ended December 31, 2012.

(F)	Reflects the combined historical revenue and certain expenses of the Acquired Properties for the year ended December 31, 2012.

(G)
Reflects amortization of acquired in-place above and below market leases at their fair value over the weighted average remaining lease term as a result of purchase accounting adjustments.  The residential in-place leases have a weighted average remaining lease term of six months and the retail in-place above market lease has a remaining lease term of 44 months.

(H)
Reflects the property management fees of the Acquired Properties as if the management contracts were in place as of January 1, 2012.  Each of the four properties is subject to individual property management agreements.  Fees range from 2.0% - 2.75% of monthly gross receipts.

(I)
Reflects depreciation and amortization related to each of the Acquired Properties, as appropriate. The purchase price of the Acquired Properties is allocated $26,805 to land, $1,895 to furniture and fixtures, $214,774 to buildings and improvements, $2,609 to in-place lease intangibles and $251 to leasing cost lease intangibles.  The furniture and fixtures have estimated useful lives ranging from four to seven years and buildings have estimated useful lives ranging from 30 to 40 years.  Intangibles are amortized over a period of six months to 44 months based on the remaining life of the related leases.

(J)
Represents the interest expense and amortization of associated deferred loan costs of the $150,000 mortgage loan obtained in connection with the acquisition of the Acquired Properties as if the debt was obtained on January 1, 2012.  The first mortgage bears interest at LIBOR plus 2% per annum, requires monthly payments of interest only, has an initial term of three years and provides for two one-year extensions.  Simultaneously with the financing, the venture entered into an interest rate swap agreement which effectively fixes LIBOR at 0.69% through the initial three year term of the loan.

Winthrop Realty Trust
Notes to Pro Forma Consolidated Financial Statements
(Amounts in thousands, except per share data, unaudited)

(K)
The acquisition costs of $1,328 expensed in connection with the acquisition are non-recurring and are not considered a pro forma adjustment.  These acquisition costs were incurred and recorded in the fourth quarter of 2013.

(L)	Reflects the adjustment to non-controlling interest representing the 16.3% interest in the venture that owns the Acquired Properties sold to an unaffiliated third party on November 6, 2013.

(M)
Pro forma income per Common Share is calculated in accordance with relevant accounting guidance for participating securities and the two class method and is based on the weighted average number of Common Shares outstanding during 2012.  The reconciliation of earnings attributable to Common Shares outstanding for the basic and diluted earnings per share calculation is as follows:

For the Year Ended
December 31, 2012

Income from continuing operations	$15,109
Loss attributable to non-controlling interest	1,770
Preferred dividend on Series D Preferred Shares	(9,285)
Income from continuing operations applicable to Common Shares	7,594
Loss from discontinued operations	(67)
Net income attributable to Common Shares	$7,527

Basic weighted-average Common Shares	33,062

Income from continuing operations per Common Share - Basic	$0.23
Loss from discontinued operations per Common Share - Basic	-
Net income attributable to Common Shares - Basic	$0.23

Basic weighted-average Common Shares	33,062
Stock options	-
Diluted weighted-average Common Shares	33,062

Income from continuing operations per Common Share - Diluted	$0.23
Loss from discontinued operations per Common Share - Diluted	-
Net income attributable to Common Shares - Diluted	$0.23

(N)	Reflects the historical unaudited consolidated statement of operations for the Trust for the nine months ended September 30, 2013.

(O)	Reflects the combined historical unaudited revenue and certain expenses of the Acquired Properties for the nine months ended September 30, 2013.

(P)
Pro forma income per Common Share is calculated in accordance with relevant accounting guidance for participating securities and the two class method and is based on the weighted average number of Common Shares outstanding during the nine months ended September 30, 2013.  The reconciliation of earnings attributable  to Common Shares outstanding for the basic and diluted earnings per share calculation is as follows:

Winthrop Realty Trust
Notes to Pro Forma Consolidated Financial Statements
(Amounts in thousands, except per share data, unaudited)

For the Nine Months Ended
September 30, 2013

Income from continuing operations	$21,161
Loss attributable to non-controlling interest	2,785
Preferred dividend on Series D Preferred Shares	(8,360)
Amount allocated to Restricted Shares	(231)
Income from continuing operations applicable to Common Shares	15,355
Income from discontinued operations	8,025
Net income attributable to Common Shares	$23,380

Basic weighted-average Common Shares	33,047

Income from continuing operations per Common Share - Basic	$0.46
Income from discontinued operations per Common Share - Basic	0.24
Net income attributable to Common Shares - Basic	$0.70

Basic weighted-average Common Shares	33,047
Stock options	2
Restricted Shares	40
Diluted weighted-average Common Shares	33,089

Income from continuing operations per Common Share - Diluted	$0.46
Income from discontinued operations per Common Share - Diluted	0.24
Net income attributable to Common Shares - Diluted	$0.70

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of January 2014.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chief Executive Officer